UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2009

Family Dollar Stores, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

P.O. Box 1017, 10401 Monroe Road
Charlotte, North Carolina		28201-1017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:    (704) 847-6961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On April 10, 2009, R. James Kelly, President and Chief Operating Officer of Family Dollar Stores, Inc. (the “Company”) entered into a written Rule 10b5-1 trading plan (the “10b5-1 Plan”) with a broker to exercise up to 110,000 options that are scheduled to expire in 2009 and to sell the underlying stock acquired through the exercise of such options, assuming certain price thresholds are reached.  The 10b5-1 Plan was adopted in accordance with the Company’s insider trading policies and Rule 10b5-1 of the Securities Exchange Act of 1934.  Rule 10b5-1 allows corporate officers, directors and other employees to adopt written, prearranged stock trading plans when not in possession of material non-public information.

Mr. Kelly retains no discretion over sales under the 10b5-1 Plan.  The 10b5-1 Plan specifies the timing and market prices for the sales.  Exercise of the options and sales of the underlying stock pursuant to the 10b5-1 Plan may commence on or after May 11, 2009 and will continue under the terms and conditions of the 10b5-1 Plan until all the options are exercised and the underlying stock is sold or until the options expire on October 4, 2009, whichever occurs first.  Transactions under the 10b5-1 Plan will be reported through appropriate filings with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date: April 16, 2009	By:	/s/ James C. Snyder, Jr.
James C. Snyder, Jr.
Senior Vice President, General Counsel and Secretary